Exhibit 24

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned directors and/or officers of TEXAS EASTERN PRODUCTS PIPELINE COMPANY, LLC (the “Company”), a Delaware limited liability company, acting in its capacity as general partner of TEPPCO Partners, L.P., and TE Products Pipeline Company, Limited Partnership, each a Delaware limited partnership (collectively, “Partnership”), does hereby appoint CHARLES H. LEONARD, BARRY R. PEARL, and JAMES C. RUTH, and each of them, his true and lawful attorney and agent to do any and all acts and things, and execute any and all instruments which, with the advice and consent of Counsel, said attorney and agent may deem necessary or advisable to enable the Company and Partnership to comply with the Securities Act of 1934, as amended, and any rules, regulations, and requirements thereof, to sign his name as a director and/or officer of the Company to the Form 10-K Report for TEPPCO Partners, L.P. and for TE Products Pipeline Company, Limited Partnership, each for the year ended December 31, 2004, and to any instrument or document filed as a part of, or in accordance with, each said Form 10-K or amendment thereto; and the undersigned do hereby ratify and confirm all that said attorney and agent shall do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned have subscribed these presents this 1st day of March, 2005.

/s/ MARK A. BORER	/s/ MICHAEL J. BRADLEY
Mark A. Borer	Michael J. Bradley
Director	Director

/s/ MILTON CARROLL	/s/ DERRILL CODY
Milton Carroll	Derrill Cody
Director	Director

/s/ JOHN P. DESBARRES	/s/ WILLIAM H. EASTER III
John P. DesBarres	William H. Easter III
Director	Director

/s/ PAUL F. FERGUSON, JR.	/s/ JIM W. MOGG
Paul F. Ferguson, Jr.	Jim W. Mogg
Director	Chairman

/s/ BARRY R. PEARL	/s/ CHARLES H. LEONARD
Barry R. Pearl	Charles H. Leonard
Director	Senior Vice President and
Chief Financial Officer